                                                                    EXHIBIT 99.1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Dyad Corporation:

   We have audited the accompanying consolidated balance sheets of DYAD CORPORATION (a Georgia corporation) AND SUBSIDIARIES as of December 31, 1997 and 1998 and the related consolidated statements of operations, shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dyad Corporation and subsidiaries as of December 31, 1997 and 1998 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Atlanta, Georgia
September 3, 1999

                                DYAD CORPORATION
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                   December 31,
                                              -----------------------   June 30,
                                                 1997         1998        1999
                                              -----------  ----------  -----------
                                                                       (Unaudited)
                   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................. $ 1,910,621  $   15,326  $   18,689
  Restricted cash............................     245,000     204,167           0
  Accounts receivable........................      31,326      25,870      22,670
  Inventories................................     114,628       3,286           0
  Other current assets.......................       7,272           0           0
                                              -----------  ----------  ----------
    Total current assets.....................   2,308,847     248,649      41,359
PROPERTY AND EQUIPMENT, net..................     255,687      50,972      18,667
GOODWILL, net of accumulated amortization of
 $59,568, $97,050, and $114,542 at December
 31, 1997 and 1998 and June 30, 1999,
 respectively................................     145,347     107,864      90,372
DEFERRED FINANCING COSTS.....................   7,746,121   6,664,397   6,076,138
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net
 of accumulated amortization of $20,990,
 $37,813, and $46,017 at December 31, 1997
 and 1998 and June 30, 1999, respectively....      33,230      16,407       8,203
OTHER ASSETS.................................       7,791           0           0
                                              -----------  ----------  ----------
    Total assets............................. $10,497,023  $7,088,289  $6,234,739
                                              ===========  ==========  ==========
    LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable and accrued expenses...... $   179,908  $  148,920  $  116,461
  Customer deposits..........................      60,000           0           0
  Current portion of long-term debt..........      17,520      19,123     424,495
  Deferred revenue...........................     135,250           0           0
                                              -----------  ----------  ----------
    Total current liabilities................     392,678     168,043     540,956
                                              -----------  ----------  ----------
LONG-TERM LIABILITIES:
  Debt, less current portion and unamortized
   discount of 2,120,573, 1,972,304, and
   1,869,845 at December 31, 1997 and 1998
   and June 30, 1999, respectively...........   1,405,464   1,533,803   1,632,193
  Deferred revenue...........................     411,666           0           0
                                              -----------  ----------  ----------
    Total long-term liabilities..............   1,817,130   1,533,803   1,632,193
                                              -----------  ----------  ----------
COMMITMENTS AND CONTINGENCIES (Notes 10, 11,
 and 12)
WARRANTS WITH REDEMPTION FEATURE.............   9,752,573  10,404,573  10,730,573
                                              -----------  ----------  ----------
SHAREHOLDERS' DEFICIT:
  Preferred stock, no par value; 50,000
   shares authorized, no shares issued and
   outstanding...............................           0           0           0
  Common stock, no par value; 1,000,000
   shares authorized, 11,677, 12,027, and,
   12,027 shares issued and outstanding at
   December 31, 1997 and 1998 and June 30,
   1999, respectively........................   1,287,218   1,937,218   1,937,218
  Subscription receivable (Note 10)..........      (5,000)     (5,000)     (5,000)
  Accumulated deficit........................  (2,747,576) (6,950,348) (8,601,201)
                                              -----------  ----------  ----------
    Total shareholders' deficit..............  (1,465,358) (5,018,130) (6,668,983)
                                              -----------  ----------  ----------
    Total liabilities and shareholders'
     deficit................................. $10,497,023  $7,088,289  $6,234,739
                                              ===========  ==========  ==========

   The accompanying notes are an integral part of these consolidated balance sheets.

                                DYAD CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                            For the Year Ended      For the Six Months Ended
                               December 31,                 June 30,
                          ------------------------  --------------------------
                             1997         1998          1998          1999
                          -----------  -----------  ------------  ------------
                                                    (Unaudited)   (Unaudited)
REVENUES:
  Equipment and hardware
   sales................. $   418,773  $   375,140  $    108,834  $     97,246
  License fees...........     108,334       97,499        65,000             0
  Support and maintenance
   fees..................       7,000       32,702        10,417         5,840
                          -----------  -----------  ------------  ------------
    Total revenues.......     534,107      505,341       184,251       103,086
                          -----------  -----------  ------------  ------------
OPERATING EXPENSES:
  Cost of sales..........    (400,934)    (409,002)      (96,570)      (54,779)
  Selling, general, and
   administrative........  (1,634,456)  (1,524,266)     (806,301)     (390,244)
  Research and
   development...........    (283,027)    (164,243)      (60,376)      (32,995)
  Asset impairment
   charge................           0     (143,000)            0             0
  Depreciation and
   amortization..........    (159,840)    (136,795)      (72,138)      (48,565)
                          -----------  -----------  ------------  ------------
    Total costs and
     expenses............  (2,478,257)  (2,377,306)   (1,035,385)     (526,583)
                          -----------  -----------  ------------  ------------
OPERATING LOSS...........  (1,944,150)  (1,871,965)     (851,134)     (423,497)
                          -----------  -----------  ------------  ------------
OTHER INCOME (EXPENSE)
  Other income...........      25,000            0        36,186         4,199
  Interest expense, net..     (89,689)  (1,678,807)     (842,263)     (905,555)
                          -----------  -----------  ------------  ------------
                              (64,689)  (1,678,807)     (806,077)     (901,356)
                          -----------  -----------  ------------  ------------
NET LOSS................. $(2,008,839) $(3,550,772) $ (1,657,211) $ (1,324,853)
                          ===========  ===========  ============  ============



 The accompanying notes are an integral part of these consolidated statements.

                                DYAD CORPORATION
                                AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

                           Common Stock                                  Total
                         ----------------- Subscription Accumulated  Shareholders'
                         Shares   Amount    Receivable    Deficit       Deficit
                         ------ ---------- ------------ -----------  -------------
BALANCE, December 31,
 1996...................  9,611 $  288,218   $(5,000)   $  (738,737)  $  (455,519)
  Issuance of common
   stock for cash.......  1,066    949,000         0              0       949,000
  Issuance of common
   stock in connection
   with the acquisition
   of MoneyPro..........  1,000     50,000         0              0        50,000
  Net loss..............      0          0         0     (2,008,839)   (2,008,839)
                         ------ ----------   -------    -----------   -----------
BALANCE, December 31,
 1997................... 11,677  1,287,218    (5,000)    (2,747,576)   (1,465,358)
  Issuance of common
   stock to Phoenix
   (Note 4).............    350    650,000         0              0       650,000
  Accretion of Warrants
   with redemption
   feature (Note 7).....      0          0         0       (652,000)     (652,000)
  Net loss..............      0          0         0     (3,550,772)   (3,550,772)
                         ------ ----------   -------    -----------   -----------
BALANCE, December 31,
 1998................... 12,027  1,937,218    (5,000)    (6,950,348)   (5,018,130)
  Accretion of Warrants
   with redemption
   feature (unaudited)..      0          0         0       (326,000)     (326,000)
  Net loss (unaudited)..      0          0         0     (1,324,853)   (1,324,853)
                         ------ ----------   -------    -----------   -----------
BALANCE, June 30, 1999
 (Unaudited)............ 12,027 $1,937,218   $(5,000)   $(8,601,201)  $(6,668,983)
                         ====== ==========   =======    ===========   ===========



 The accompanying notes are an integral part of these consolidated statements.

                                DYAD CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           For the Year Ended      For the Six Months Ended
                              December 31,                 June 30,
                         ------------------------  --------------------------
                            1997         1998          1998          1999
                         -----------  -----------  ------------  ------------
                                                   (Unaudited)   (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net loss............... $(2,008,839) $(3,550,772) $ (1,657,211) $ (1,324,853)
 Adjustments to
  reconcile net loss to
  net cash used in
  operating activities:
   Depreciation and
    amortization........     176,663      157,780        80,760        58,001
   Amortization of
    deferred financing
    costs and discount
    on notes payable....           0    1,229,186       578,192       686,649
   Asset impairment.....           0      143,000             0             0
   Changes in assets and
    liabilities, net of
    effects of
    acquisition:
     Accounts
      receivable........     (31,326)       5,456         3,725         3,200
     Inventories........       8,865      111,342       (75,478)        3,286
     Restricted Cash....    (245,000)      40,833             0       204,167
     Deferred revenue...     546,916      103,089       (65,000)            0
     Other assets.......      60,543       15,063       (19,071)            0
     Accounts payable
      and accrued
      expenses..........     (33,736)     (30,988)      (47,514)      (32,459)
     Customer deposits..      28,805      (60,000)            0             0
                         -----------  -----------  ------------  ------------
      Net cash used in
       operating
       activities.......  (1,497,109)  (1,836,011)   (1,201,867)     (402,009)
                         -----------  -----------  ------------  ------------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchase of property
  and equipment.........    (202,718)     (41,764)      (35,765)            0
                         -----------  -----------  ------------  ------------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Repayments of long-term
  debt..................     (25,379)     (17,520)            0             0
 Payment of deferred
  financing costs.......    (114,121)           0             0             0
 Proceeds from sale of
  common stock..........     949,000            0             0             0
 Decrease in due to
  related party.........    (735,981)           0             0             0
 Proceeds from issuance
  of debt and warrants..   3,500,000            0         6,548       405,372
                         -----------  -----------  ------------  ------------
      Net cash provided
       by (used in)
       financing
       activities.......   3,573,519      (17,520)        6,548       405,372
                         -----------  -----------  ------------  ------------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............   1,873,692   (1,895,295)   (1,231,084)        3,363
CASH AND CASH
 EQUIVALENTS, beginning
 of period..............      36,839    1,910,621     1,910,621        15,326
                         -----------  -----------  ------------  ------------
CASH AND CASH
 EQUIVALENTS, end of
 period................. $ 1,910,531  $    15,326  $    679,537  $     18,689
                         ===========  ===========  ============  ============
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION:
  Cash paid for
   interest............. $    89,689  $   459,285  $    205,051  $    166,001
                         ===========  ===========  ============  ============

 The accompanying notes are an integral part of these consolidated statements.

                                DYAD CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

         (Information as of June 30, 1999 and for the Six Months Ended
                      June 30, 1998 and 1999 is Unaudited)

1. ORGANIZATION AND NATURE OF BUSINESS

   Financial Delivery Systems, Inc. was incorporated in Georgia on May 9, 1996 and later changed its name to Dyad Corporation (the "Company"). The Company develops high technology products and services which will enable consumers to obtain financing for consumer durables at the point of sale through the use of automated loan devices.

   In January, 1997, the Company acquired MoneyPro, Inc. ("MoneyPro") which provides mortgage lending information technology and related services in a transaction accounted for as a purchase (Note 3).

   In May, 1997, the Company acquired Bank Systems & Equipment Corporation ("Basecorp") which provides automated branching centers, printers, and related supplies to financial institutions in a transaction accounted for as a pooling of interests (Note 3).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, MoneyPro and Basecorp. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Unaudited Financial Information

   The financial statements as of June 30, 1999 and for the six months ended June 30, 1998 and 1999 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

Cash and Cash Equivalents

   The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Restricted Cash

   In conjunction with the Sirrom Note (Note 6), the Company was required to establish an interest escrow account of $245,000 in December of 1997. The account is designated for monthly interest payments on the Note payable to Sirrom Investments, Inc. (See Note 6) if the Company fails to make such payments.

                                DYAD CORPORATION
                                AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


Significant Customers

   Approximately 24% of the Company's revenues were derived from the license fee of a national distributor for the year ended December 31, 1998. Approximately 40% and 15% of the Company's revenues were derived from equipment and hardware sales to four major customers during the year ended 1998 and the six month period ended 1999, respectively.

Property and Equipment

   Property and equipment are stated at cost less impairment changes as discussed in Note 5. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed as incurred. The detail of property and equipment at December 31, 1997 and 1998 and June 30, 1999 is as follows:

                                                                              Useful
                                        1997        1998         1999          Lives
                                      --------    --------     --------     -----------
   Furniture and fixtures............ $  74,014    $ 48,274     $ 48,274     Five years
   Computers and equipment...........   248,610     180,446      179,216     Three years
   Vehicles..........................    25,327      16,747       16,747     Five years
   Leasehold improvements............    18,617      19,866       19,866     Lease term
                                      ---------    --------     --------
                                        366,568     265,333      264,103
   Less accumulated depreciation.....  (110,881)   (214,361)    (245,436)
                                      ---------    --------     --------
                                      $ 255,687    $ 50,972     $ 18,667
                                      =========    ========     ========

   Depreciation expense for the year ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999 was $55,203, $103,480, $52,147, and
$31,075, respectively.

Capitalized Software Development Costs

   Research and development costs are expensed as incurred. Software development costs are charged to research and development expense until technological feasibility of the software is established, after which remaining software production costs are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for Computer Software to be Sold, Leased, or Otherwise Marketed." Amortization of capitalized software development costs begins as products are made available for sale or as the product is put into use with annual amortization equal to the greater of the amount computed using the ratio that current gross revenues bear to the total of current and anticipated future gross revenues for the product or the straight-line method over the remaining economic life of the product. Amortization expense of $20,990, $16,823, $8,411, and $8,204 for the years ended December 31, 1997 and 1998 and for the six months ended June 30, 1998 and 1999, respectively, has been included in cost of sales in the accompanying consolidated statements of operations. The Company amortizes software development costs over three years.

Goodwill

   Goodwill represents the excess of the purchase price over the net tangible and identifiable intangible assets of acquired businesses. Goodwill is amortized on a straight-line basis over five years. Amortization expense for the year ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999 was $59,568, $37,482, $18,741, and $17,492, respectively.

                                DYAD CORPORATION
                                AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Accounts Payable and Accrued Expenses

   Accounts payable and accrued expenses at December 31, 1997 and 1998 and June 30, 1999 consist of the following:

                                                        1997       1998        1999
                                                      --------   --------    --------
   Accounts payable.................................. $ 85,240   $ 55,805    $ 48,495
   Accrued expenses..................................   94,668     93,115      67,966
                                                      --------   --------    --------
                                                      $179,908   $148,920    $116,461
                                                      ========   ========    ========

Revenue Recognition

   Dyad's sources of revenue included equipment and hardware sales, software license fees, hardware support and maintenance fees. Revenue from equipment and hardware sales is recognized upon receipt and acceptance by customers. For software license fees, hardware support, and maintenance fees, the Company recognizes revenue ratably over the period of the applicable agreement.

Deferred Revenues

   Deferred revenues represent the liability for amounts collected prior to complete performance of maintenance contracts and for advanced billings to customers related to software license fees.

Fair Value of Financial Instruments

   The fair value of instruments classified as current assets or liabilities, including cash and cash equivalents, restricted cash, accounts receivable, and accounts payable approximate carrying value due to the short-term maturity of the instruments.

Long-Lived Assets

   The Company periodically reviews the values assigned to tangible and intangible long-lived assets to determine if any impairments have occurred. If the review indicates that the undiscounted cash flows from operations of the related long-lived assets over the remaining depreciation or amortization period are expected to be less than the recorded amount of the long-lived assets, the Company's carrying value of the long-lived assets will be reduced to their estimated fair value. Management believes that the long-lived assets on the accompanying balance sheet are appropriately valued.

Inventories

   Inventories consist of computer equipment and hardware that are carried at the lower of cost (determined by the first in, first out method) or market (replacement cost).

Returns and Product Warranty

   The Company provides for the costs of returns and product warranty claims when specific problems are identified. The Company has not experienced significant returns or warranty claims to date.

                                DYAD CORPORATION
                                AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


Income Taxes

   The Company uses the asset and liability method of accounting for income taxes, as set forth in SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets or liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to be settled or realized.

Comprehensive Loss

   Comprehensive loss for years ended December 31, 1997 and 1998 and the six-month period ended June 30, 1999 is the same as the net loss as presented in the accompanying statements of operations.

Reclassifications

   Certain prior year amounts have been reclassified to conform with the current year presentation.

New Accounting Pronouncement

   In June of 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Statement is not expected to have a significant impact on the Company's financial statements.

3. ACQUISITIONS

   In January, 1997, the Company acquired all of the outstanding shares of common stock of MoneyPro in exchange for 1,000 shares of common stock of the Company with a total fair value of $50,000, based upon recent sales of common stock to outside parties. The transaction was accounted for as a purchase. The total consideration exchanged exceeded the net tangible asset value of MoneyPro by $204,914. This amount was allocated to goodwill and is being amortized over a period of five years. The results of operations of the acquired business have been included in the Company's consolidated financial statements from the date of acquisition.

   On May 13, 1997, the Company acquired all of the outstanding shares of common stock of Basecorp in exchange for 1,111 shares of common stock of the Company. The transaction was accounted for as a pooling of interests. The results of operations of Basecorp have been included in the accompanying financial statements for all periods presented.

4. LICENSE AND DISTRIBUTION AGREEMENT WITH PHOENIX INTERNATIONAL LTD., INC. ("PHOENIX")

   On March 5, 1997, the Company granted Phoenix an exclusive right to market, sell, and license the Company's products internationally and to current Phoenix customers as well as the nonexclusive right to market, sell, and license the Company's products to potential Phoenix customers. Phoenix paid the Company $650,000 for this five-year license. The license fee was being recognized ratably over the period of the license agreement of five years.

   On September 31, 1998, the Company issued 350 shares of common stock of the Company to Phoenix as consideration to terminate the agreement. Accordingly, the remaining deferred license fee of $444,167 at September 31, 1998 was reclassified to common stock in the accompanying December 31, 1998 balance sheet, and a contract settlement expense of $205,833 for the previous revenue recognized was included in selling and general expenses in the statement of operations for years ended December 31, 1998.

                                DYAD CORPORATION
                                AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


5. ASSET IMPAIRMENT CHARGE

   Pursuant to SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", the Company evaluated the recoverability of the long-lived assets, including intangibles as of December 31, 1998. The Company determined that the future undiscounted cash flows were below the carrying value of property and equipment, resulting in a noncash asset impairment charge of $143,000, included in the accompanying statement of operations for the year ended December 31, 1998.

6. DEBT

   Long-term debt as of December 31, 1997 and 1998 and June 30, 1999 consists of the following:

                                                1997           1998           1999
                                             ----------     ----------     ----------
   Note payable to Sirrom Investments, Inc.
    ("Sirrom") (the "Sirrom Note"),
    interest payable monthly at 14%,
    $3,500,000 due January 31, 2003........  $3,500,000     $3,500,000     $3,500,000
   Note payable to The InterCept, Inc.,
    interest at 8.5%, payable monthly, due
    on demand..............................           0              0        415,214
   Note payable to American Express Small
    Business Services, interest at prime
    plus 3.75% (11.75% at December 31,
    1998), payable monthly through November
    2000...................................      17,427         11,662          9,284
   Note payable to Barnett Bank of Central
    Florida, interest at 9%, payable
    monthly through August 2000............      11,203          7,461              0
   Note payable to AT&T, interest at
    17.11%, payable monthly through
    September 1999.........................      14,927          6,107          2,035
                                             ----------     ----------     ----------
                                              3,543,557      3,525,230      3,926,533
   Less current portion....................     (17,520)       (19,123)      (424,495)
                                             ----------     ----------     ----------
                                              3,526,037      3,506,107      3,502,038
   Less unamortized original issue
    discount...............................  (2,120,573)    (1,972,304)    (1,869,845)
                                             ----------     ----------     ----------
                                             $1,405,464     $1,533,803     $1,632,193
                                             ==========     ==========     ==========


   The above long-term debt as of December 31, 1998 is due as follows:

      1999.......................................................... $   19,123
      2000..........................................................      6,107
      2003..........................................................  3,500,000
                                                                     ----------
                                                                      3,525,230
      Less current portion..........................................    (19,123)
      Original issue discount....................................... (1,972,304)
                                                                     ----------
        Total....................................................... $1,533,803
                                                                     ==========

                                DYAD CORPORATION
                                AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   The Sirrom Note was issued on December 31, 1997 for $3,500,000 and is secured by all assets of the Company. As discussed in Note 7, warrants to purchase up to 3,587 shares at $.01 per share were issued with the Sirrom Note. The value of the warrants was determined to be $2,120,573. The value was determined based on the relative fair value of the warrants, based on management's estimates considering recent sales of common stock to outside parties. A corresponding amount of the loan proceeds has been allocated to the warrants and has been accounted for as a debt discount and warrants with redemption feature in the accompanying balance sheets. The debt discount is being amortized to interest expense over the term of the Sirrom Note. Total amortization of the debt discount for the year ended December 31, 1998 and for the six months ended June 30, 1998 and 1999 was $638,264, $311,108, and $347,100, respectively.

   A guarantee for the Sirrom Note has been provided by a major shareholder of the Company. As consideration for providing this guarantee the shareholder entered into a warrant agreement, as discussed in Note 7, whereby the shareholder will receive warrants to purchase up to 5,088 shares at $.01 per share. The fair market values of the warrants at December 31, 1997 was $7,632,000, based on management's estimates considering recent sales of common stock to outside parties as of December 31, 1997 and has been recorded as a deferred financing cost and will be amortized as additional interest expense over the term of the Sirrom Note. Total amortization of the debt discount for the year ended December 31, 1998 and for the six months ended June 30, 1998 and 1999 was $1,081,724, $527,263, and $588,259, respectively.

7. WARRANTS WITH REDEMPTION FEATURE

   In connection with the issuance of the Sirrom Note and the provision of the guarantee by the major shareholder discussed in Note 6, the Company issued warrants to purchase 1,470 shares of common stock at a price of $.01 per share. In the event the Sirrom Note remains outstanding on January 1, 2003, Sirrom and the major shareholder will receive an additional 7,205 shares of common stock, based on a graduated scale with six-month increments, as defined. As discussed in Note 6, the value assigned to these warrants was $9,752,573. Sirrom and the major shareholder have the option to require the Company to redeem the warrants for a period of 30 days after maturity of the Sirrom Note in December 2002 at a purchase price equal to fair market value, as defined. Upon the acquisition of the Company by Netzee, the redemption right terminated. Accordingly, in periods prior to the Netzee acquisition, the Company has accounted for the warrants as temporary equity under Emerging Issues Task Force 88-9, "Put Warrants." The excess of the redemption value over the carrying value is being accrued by periodic charges to accumulated deficit over the redemption period. This accrual amounted to $652,000 and $326,000 for the year ended December 31, 1998 and for the six months ended June 30, 1999, respectively.

   In conjunction with the acquisition of the Company by Netzee, Inc. ("Netzee") in September 1999 (Note 12), the Company intends to repay the Sirrom Note prior to December 1999. As such, Sirrom will receive warrants to purchase a total of 1,745 shares, or 13% of the Company, for $.01 per share and the major shareholder will receive warrants to purchase a total of 2,276 shares, or 14.5% of the Company, for $.01 per share. The warrants were exercised and the redemption rights were terminated during September 1999.

8. INCOME TAXES

   The Company has incurred a net operating loss ("NOL") since inception. As of December 31, 1998, the Company has NOL carryforwards of approximately $4,500,000 available to offset its future income tax liability. The NOL carryforwards begin to expire in 2011. Due to the uncertainty of the realizability of the net operating losses, the Company has not reflected in the accompanying statement of operations an income tax benefit for any period presented and recorded a valuation allowance equal to the net deferred tax assets of the

                                DYAD CORPORATION
                                AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Company at December 31, 1997 and 1998. Additionally, due to the acquisition discussed in Note 12, the Company's ability to benefit from certain NOL carryforwards could be limited under Section 382 of the Internal Revenue Code when ownership of the Company changes by more than 50%, as defined.

   The components of the deferred tax assets and liabilities are as follows as of December 31, 1997 and 1998:

                                                           1997        1998
                                                         ---------  -----------
   Deferred tax assets:
    Net operating loss carryforwards.................... $ 651,188  $ 1,709,953
    Inventory...........................................         0       51,472
    Accrued liabilities.................................     5,966        5,966
    Property............................................     6,707       13,413
    Research and development............................   171,952      234,364
    Amortization........................................    34,412       68,824
    Other...............................................    60,110       60,110
                                                         ---------  -----------
     Total deferred tax assets..........................   930,335    2,144,102
   Valuation allowance..................................  (930,335)  (2,144,102)
                                                         ---------  -----------
   Net deferred tax assets.............................. $       0  $         0
                                                         =========  ===========

   The components of the income tax benefit for the years ended December 31, 1997 and 1998 are as follows:

                                                          1997         1998
                                                       -----------  -----------
   Current:
    Federal........................................... $        (0) $        (0)
    State.............................................          (0)          (0)
                                                       -----------  -----------
                                                                (0)          (0)
                                                       -----------  -----------
   Deferred:
    Federal...........................................  (1,174,305)  (2,033,320)
    State.............................................    (138,154)    (239,214)
                                                       -----------  -----------
                                                        (1,312,459)  (2,272,534)
                                                       -----------  -----------
   Total benefit......................................  (1,312,459)  (2,272,534)
    Valuation allowance...............................   1,312,459    2,272,534
                                                       -----------  -----------
     Total............................................ $         0  $         0
                                                       ===========  ===========

   The following is a summary of the items which resulted in recorded income taxes to differ from taxes computed using the statutory federal income tax rate for the years ended December 31, 1997 and 1998:

                                                                     1997  1998
                                                                     ----  ----
   Tax provision at federal statutory rate..........................  34%   34%
   Tax provision at state statutory rate............................   4     4
   Effect of valuation allowance.................................... (38)  (38)
                                                                     ---   ---
   Income tax benefit...............................................   0%    0%
                                                                     ===   ===

                                DYAD CORPORATION
                                AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


9. COMMITMENTS AND CONTINGENCIES

Operating Lease

   The Company leases an automobile under an operating lease agreement. Future minimum annual obligations under these leases as of December 31, 1998 are as follows:

      1999............................................................... $3,991
      2000...............................................................  2,743
                                                                          ------
        Total............................................................ $6,734
                                                                          ======

Litigation

   The Company is subject to litigation related to matters arising in the normal course of business, including product liability. As of December 31, 1998, management is not aware of any unasserted, asserted, or pending material litigation or claims against the Company.

10. SUBSCRIPTION RECEIVABLE

   During 1996, a shareholder of the Company purchased shares of the Company's common stock. In consideration of the common shares, the shareholder entered into a $5,000 nonrecourse, noninterest-bearing note (the "Note"). The outstanding principal balance of the Note has been reflected as a component of shareholders' deficit in the accompanying balance sheet.

11. RELATED-PARTY TRANSACTIONS

   The Company rents certain office space in Norcross, Georgia, from a related party.The Company incurred approximately $39,000 and $16,000 of rent expense related to this lease for the year ended December 31, 1997 and 1998, respectively.

12. SUBSEQUENT EVENT

   On September 3, 1999, the Company was acquired by Netzee. The consideration received was approximately 618,137 shares of common stock of Netzee, approximately $900,000 of cash, and assumption of debt, including the Sirrom Note, of approximately $3,500,000. This acquisition has been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16.